UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2026

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

770 First Avenue, Suite 425
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.02 Termination of a Material Definitive Agreement.
On February 1, 2026, Mitek Systems, Inc. (the “Company”) repaid in full its 0.750% Convertible Senior Notes due February 1, 2026, which included $155,250,000 million in aggregate principal plus all accrued interest and terminated all lending commitments thereunder.
Item 2.02 Results of Operations and Financial Condition.
On February 5, 2026, the Company issued a press release announcing the Company’s financial results for the first fiscal quarter ended December 31, 2025. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 5, 2026, the Company appointed Eric Bell as the Company’s Chief Accounting Officer, effective immediately. In this position, Mr. Bell will serve as the Company's principal accounting officer.
Mr. Bell has over 25 years of experience, having served as the Company's Vice President, Global Corporate Controller since December 2023. He previously served as Chief Accounting Officer at Paya Holdings Inc. (NASDAQ:PAYA), a leading provider of integrated payment and frictionless commerce solutions that help customers accept and make payments, expedite receipt of money, and increase operating efficiencies, from November 2020 to November 2023. Prior to that he held several positions, including Senior Corporate Controller at Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, from May 2012 to November 2020. Mr. Bell, age 48, holds a B.S. in Business Administration, majoring in Accounting from the University of Connecticut, and is a Certified Public Accountant.
In connection with Mr. Bell's appointment, he was granted equity awards with an aggregate grant date fair value of $200,000 in the form of restricted stock units. Fifty percent (50%) of the restricted stock units are time-based restricted stock units that vest over four years in equal annual installments. Fifty percent (50%) of the restricted stock units are performance-based restricted stock units that are eligible to vest on the third anniversary of the grant date upon the achievement of certain stock price performance goals of the Company as compared to the Russell 2000 Index. In each case, vesting of the restricted stock units is subject to Mr. Bell’s continuous employment through the applicable vesting date or earlier vesting due to a "change of control" or "qualified termination" (as such terms are defined in the Restricted Stock Unit Award Agreement and Performance Restricted Stock Unit Award Agreement, which were previously filed with the Securities and Exchange Commission (the "SEC")).
Mr. Bell has entered into the Company’s standard form of indemnification agreement for directors and officers previously filed with the SEC, which provides for the indemnification by the Company in certain circumstances for actions taken in connection with his service to or for the Company.
There are no arrangements or understandings between Mr. Bell and any other persons pursuant to which he was selected as the Company’s Chief Accounting Officer. There are no family relationships between Mr. Bell and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
8.01. Other Events.
On February 5, 2026, the Board of Directors of the Company authorized a new share repurchase program for up to $50 million of the Company’s common stock, par value $0.001 ("Common Stock"), (the "2026 Share Repurchase Program"), supplementing the existing $50 million Common Stock repurchase program approved on May 16, 2024 (the "2024 Share Repurchase Program"). The 2026 Share Repurchase Program is effective as of the completion of the 2024 Share Repurchase Program, and will remain effective for a period of up to two years. The timing, price and actual number of shares of Common Stock repurchased under the 2026 Share Repurchase Program will depend on a variety of factors including price, market conditions and corporate and regulatory requirements. The repurchases may be made from time (i) through open market purchases, block trades, privately negotiated transactions, one or more trading plans adopted in accordance with Rule 10b5-1 of the Exchange Act or any combination of the foregoing, in each case in accordance with applicable laws, rules and regulations or (ii) in such other manner as will comply with the provisions of the Exchange Act. The 2026 Share Repurchase Program does not require the Company to repurchase shares of its Common Stock and it may be discontinued, suspended or amended at any time. The 2026 Share Repurchase Program will allow the Company to continue to opportunistically repurchase shares after the existing 2024 Share Repurchase Program has been exhausted or expires.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Mitek Systems, Inc. on February 5, 2026
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

February 5, 2026	By:	/s/ Dave Lyle
Dave Lyle
Chief Financial Officer